Exhibit 99.1

 PUT YOUR POTENTIAL TO WORK  2022 Shareholders Meeting

 Stronger and BetterLincoln entered 2021 with great momentum and success, and despite the continuing challenges of the pandemic, we ended the year stronger financially and better prepared to reach our potential.  2

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 Silver Tsunami – aging baby-boomers retiring from the workplace  Growing skepticism of the value of college  Employers struggle to find interested candidates  Simple jobs have become more complex with technology  Strong demand in healthcare, manufacturing and construction  Infrastructure spending will exacerbate the shortage  Less stigma – Essential Workers  Demand  Supply  Societal pressure to go to college  Elimination of Vo-Tec programs  4  GAP  Drivers of Organic Demand for Training

 Demand for “Middle Skills Training”  5  Middle-skill jobs, which require education beyond high school but not a four-year degree, make up the largest part of America’s labor market.   (Source: National Skills Coalition)  Lincoln connects employers with entry level trained professionals from the adult, high school and military sectors.

 Leadership changes  Positive new student starts  Enrollment growth  Return to profitability  Financing transactions  2021 : A New Chapter for Lincoln  2015 – 2017  Restructuring  2018 – 2020   Turnaround  2021 & beyond   Growth  Pressures throughout industry  Programs realigned  Campuses closed  Cost cutting  .  Achieve organic growth  Resources to accelerate growth  Increase marketing  Expand and add programs  Add campuses  6

 Transformational Impact of COVID-19  7  All campuses were closed mid March 2020 & moved to remote services  Campuses started to re-open in June 2020 with all open by August  All campus support services offered at the campus and remotely  Lincoln finished 2020 financially stronger than 2019  Pivoted to Online/Blended  Revenue grew by 7.2% to $293.0 million and starts increased 10.7%  EBITDA grew by 66.1% to $22.2 million  Cash increased and debt declined to end the year net cash +  Started 2021 with 1,034 more students  Strong 2020 Results  Met or exceeded 2021 guidance  Cash and cash equivalents as of 12/31/2021: ~$80M  No debt outstanding as of 12/31/2021; $11M available under revolving line of credit  Monetized real estate through a sale-leaseback transaction  2021 Operations  All programs will be blended 25% online / 75% on campus.  Lincoln’s existing operations will be simplified and streamlined  Additional services will improve graduation and placement rates  Operating efficiencies should lead to increased profitability  2022 and Beyond

 Our Superior Educational Approach  8  Feedback Integration  Student Support  Industrial Infrastructure  Engaging Curriculum  Graduation and Placement  Employment Assistance  Develop training programs with feedback from employers and key industry associations to understand gaps and needs  Integrate industry preferred licensing and certifications into the curriculum  Provide robust student support services to ensure strong outcomes  Build labs and shops that replicate the working environment using professional grade equipment and tools  Incorporate cutting edge education technology with animations, videos and simulations to make learning active and engaging  Superior graduation rates and placement rates  Expect students to meet employability standards for appearance, attendance and professional attitude while in school  Offer an accelerated program with multiple entry points to allow students to graduate quickly and enter the workforce earlier

 Growing Base of Industry Partners  9  Positions Lincoln as long-term solutions provider for both entry level technicians and advanced workforce training  Employers appreciate the technical and soft skills of our students  Partners provide validation of the quality of our education  Co-branding opportunities with elite partners helps attract new students  Partners provide better job opportunities for our graduates

Compliance Stats

LINCOLN TECH

90/10 Rule : This rule caps the percentage of revenue that a proprietary institution can receive from federal financial aid sources at 90%; the other 10% of revenue must come from alternative sources.

CDR : It is the percentage of a school's borrowers who enter repayment on certain Federal Family Education Loan (FFEL) Program or William D. Ford Federal Direct Loan (Direct Loan) Program loans during a particular federal fiscal year (FY), October 1st to September 30th, and default or meet other specified conditions prior to the end of the second following fiscal year.

Composite Score : the DOE composite score reflects the overall financial health of an institution. The score can be anywhere along the scale from negative 1.0 to positive 3.0. If an institution receives a score greater than or equal to 1.5, the institution is considered financially responsible.

	FY 2021				FY 2020			
Metrics	Company Overall	New Britain OPEID	Indianapolis OPEID	Iselin OPEID	Company Overall	New Britain OPEID	Indianapolis OPEID	Iselin OPEID
90/10	75%	77%	72%	80%	77%	79%	74%	83%
90/10*	82%	82%	82%	83%	85%	85%	84%	85%
CDR**	9.8%	10.3%	11.3%	6.6%	10.1%	10.8%	11.0%	8.0%
Composite Score	3.0				2.6			

- This data is the annual data submitted to ACCSC for completion and employment rates for programs offered as of July 1, 2021

Total Students Available for Grad.	Total Grads	Completion Percentage	Grads. Available for Employment	Total Employed	Employment Percentage
12,602	8,292	66%	8,009	6,401	80%

* Currently veteran's educational benefits is not included as part of the 90% limit, however, if it was included, the Company's ratio would remain below 90% as shown in the adjusted ratio.

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** 2018 cohort reported in FY21, 2017 cohort reported in FY20.

 Experienced Management Team (Years at Lincoln)  11  Chad Nyce  EVP, Chief Innovation Officer (2)

Board of Directors



J. Barry Morrow
Non-Executive Chairman, Lincoln Educational Services; Founder & Chief Executive Officer, BK Capital Group



John A. Bartholdson
Co-Founder & Partner, Juniper Investment Co. LLC



Dr. Michael A. Plater
Former University President, Strayer University



James J. Burke, Jr.
Founder & Managing Partner, JJB Capital Partners LLC



Kevin M. Carney
Former Executive Vice President & Chief Financial Officer, Web.com Group Inc.



Ronald E. Harbour
Senior Advisor, Global Automotive Manufacturing Practice, Oliver Wyman Co.



Felecia Pryor
Chief Human Resources Officer, BorgWarner



Carlton Rose
President, Global Fleet Maintenance & Engineering, UPS; 1981 Lincoln Tech Graduate



Scott M. Shaw
President & Chief Executive Officer, Lincoln Educational Services

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Financial Review

 Profitability 2018 – 2021(Continuing Operations)  14  Refer to appendix for adjusted EBITDA Reconciliation

 15  Total Operations ($ in millions)  Approximately 13,100 students enrolled at 22 campuses as of 12/31/2021  Key metrics such as revenue and average population continue to grow  Approximately 2,700 student starts for the quarter ending 12/31/2021  Average population grew approximately 650 vs. PY for the three months ending 12/31/2021  Q4 Revenue & Margin  Q4 Adj. EBITDA  YTD Dec Revenue & Margin  YTD Dec Adj. EBITDA  Refer to appendix for adjusted EBITDA Reconciliation

 16  Transportation and Skilled Trades ($ in millions)  Approximately 10,300 starts for the twelve months ending 12/31/2021  Average Population increased by approximately 650 students YTD December 2021  Approximately 8,650 students enrolled at 13 campuses as of 12/31/2021  Average Population increased by approximately 550 students for the three months ending 12/31/2021  YTD Dec Revenue & Margin  Q4 Revenue & Margin  YTD Adj. EBITDA  Q4 Adj. EBITDA  Refer to appendix for adjusted EBITDA Reconciliation

 17  YTD Dec Revenue & Margin  Healthcare and Other Professions ($ in millions)  Approximately 5,100 starts for the Twelve months ending 12/31/2021  Average population increased by approximately 200 students as of 12/31/2021  Approximately 4,500 students enrolled at 9 campuses for the three months ending 12/31/2021  Average Population increased by approximately 100 students for the three months ending 12/31/2021  Q4 Revenue & Margin  YTD Dec Adj. EBITDA  Q4 Adj. EBITDA  Refer to appendix for adjusted EBITDA Reconciliation

 Balance Sheet & Cash Flow Summaries